UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2009

BPW ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33979	26-1259837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Washington Boulevard Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 653-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 6, 2009, Michael E. Martin resigned from his position as Chief Executive Officer of BPW Acquisition Corp. (the “Corporation”). Mr. Martin’s resignation did not result from a disagreement with the Corporation related to any matter of Corporation’s operations, policies or practices. Mr. Martin will continue to serve as Chairman of the Board of the Corporation.

(c) Effective March 6, 2009, the Board of Directors of the Corporation appointed Gary S. Barancik Chief Executive Officer of the Corporation. Mr. Barancik, 44, has been a Partner since October, 2006 in Perella Weinberg Partners LP’s (“PWP”) strategic advisory group and has approximately 20 years of investment banking experience. From 2003 to 2006, Mr. Barancik was a private investor. From 1987 to 2003, Mr. Barancik held various positions, including Managing Director, in Morgan Stanley’s Mergers and Acquisitions Department. His career has focused on the analysis and execution of highly complex restructuring, merger, acquisition and divestiture transactions, including debt restructurings, leveraged acquisitions, joint ventures, recapitalizations, hostile takeover and defense assignments and minority investments, in addition to traditional acquisitions and divestitures. Mr. Barancik received a BSEcon degree, summa cum laude, from the Wharton School in 1985 and an M.B.A., with High Distinction, from Wharton in 1987.

About BPW Acquisition Corp.

BPW Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses in the financial services or business services industries or outside those industries.

Information Concerning Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, the Company’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2009	BPW ACQUISITION CORP.

	By:	/s/ Gary S. Barancik
Gary S. Barancik
Chief Executive Officer